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                                                                   EXHIBIT 10.34

                                                                       EXECUTION


                               AMENDMENT NO. 7 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         Amendment ("Amendment") dated as of June 12, 2001 by and among dELiA*s Group Inc., a Delaware corporation, formerly known as dELiA Inc. ("dELiA*s"), the Subsidiaries of dELiA*s set forth on Schedule 1 attached hereto (collectively, the "Subsidiary Borrowers"), dELiA*s Corp., a Delaware corporation, formerly known as iTurf, Inc. ("Parent"), its wholly owned subsidiary, iTurf Finance Company ("iFC", and together with dELiA*s, the Subsidiary Borrowers and Parent, each individually a "Borrower", and collectively, "Borrowers") and Congress Financial Corporation, a Delaware corporation ("Lender").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Borrowers and Lender have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated April 28, 2000, by and among Lender and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 31, 2000, by and among Borrowers and Lender, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of November 10, 2000, by and among Borrowers and Lender, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of November 20, 2000, by and among Borrowers and Lender, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 19, 2001, by and among Borrowers and Lender, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of February 2, 2001, by and among Borrowers and Lender and Amendment No. 6 to Amended and Restated Credit Agreement, dated as of May 4, 2001, by and among Borrowers and Lender(as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, including the Credit Agreement, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

         WHEREAS, Borrowers have requested that Lender agree to certain amendments to the Credit Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein.

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         NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.   DEFINITIONS.

         1.1 ADDITIONAL DEFINITION. As used herein, the following terms shall have the respective meanings given to them below and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, the following definition:

         "AMENDMENT NO. 7" shall mean this Amendment No. 7 to Amended and Restated Credit Agreement, by and among Lenders, Parent and the other Borrowers, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.


         1.2 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Credit Agreement, unless otherwise defined herein.

         Section 2. AMENDMENT. Section 6.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "6.7 ADJUSTED NET WORTH. Maintain an Adjusted Net Worth of Parent and its consolidated Subsidiaries of not less than the amount set forth below for the period indicated.


                           Period                                               Amount
                           ------                                               ------

         (a)  From and including the date of                                    $ 7,500,000
         Amendment No. 7 through and including
         September 30, 2001

         (b)  From and including October 1, 2001                                $15,000,000
         and at all times thereafter

         Section 3.  WAIVER OF EXISTING DEFAULT.

         3.1 Subject to the terms and conditions contained herein, Lender hereby waives Event of Default under Section 9.1(b) of the Credit Agreement resulting from the failure of Parent and its consolidated subsidiaries to comply with
Section 6.7 of the Credit Agreement prior to the date hereof.


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         3.2 Lender has not waived and is not by this Amendment waiving, and have no present intention of waiving, any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described in Section 4.1(a) above or otherwise. Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise.

         Section 4. REPRESENTATIONS AND WARRANTIES. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Lender pursuant to the other Financing Agreements, each Borrower, jointly and severally, hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

         4.1 CORPORATE POWER AND AUTHORITY. This Amendment has been duly authorized, executed and delivered by all necessary action on the part of each Borrower which is a party hereto and thereto and, if necessary, its stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms.

         4.2 CONSENTS; APPROVALS. No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

         4.3 NO EVENT OF DEFAULT. As of the date hereof, and after giving effect to the provisions of this Amendment, no Event of Default, and no condition or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists or has occurred and is continuing. All of the representations and warranties set forth in the Credit Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         Section 5. FEE. In consideration of this Amendment set forth herein, Borrowers shall on the date hereof, pay to Lender, and Lender may, at its option, charge the account of Borrowers maintained by Lender, a fee in the amount of $75,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

         Section 6. CONDITIONS PRECEDENT. This Amendment shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

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         6.1  Lender shall have received the fee set forth in Section 5 hereof,

         6.2 Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, and

         6.3 after giving effect to the provisions of this Amendment, no Event of Default shall exist or have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

         Section 7. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the covenants and agreements contained herein, shall in each case constitute an Event of Default under the Financing Agreements, subject to the applicable cure period, if any, with respect thereto provided for in the Credit Agreement or herein.

         Section 8.  PROVISIONS OF GENERAL APPLICATION.

         8.1 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         8.2 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         8.3 BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         8.4 COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                    dELiA*s GROUP INC., formerly known as
                                          dELiA*s INC.
                                    dELiA*s DISTRIBUTION COMPANY
                                    dELiA*s FOREIGN SALES CORPORATION
                                    dELiA*s OPERATING COMPANY
                                    dELiA*s PROPERTIES INC.
                                    dELiA*s RETAIL COMPANY
                                    SCREEEM! INC.
                                    STORYBOOK INC.
                                    TSI SOCCER CORPORATION
                                    TSI RETAIL COMPANY
                                    dELiA*s CORP., formerly known as iTURF, INC.
                                    iTURF FINANCE COMPANY

                                    By: /s/ Timothy B. Schmidt

                                    Title: Senior Vice President

AGREED TO:

CONGRESS FINANCIAL CORPORATION

By: /s/ Thomas Martin

Title: Assistant Vice President



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                                   SCHEDULE 1

                              SUBSIDIARY BORROWERS

                 dELiA*s Distribution Company
                 dELiA*s Foreign Sales Corporation
                 dELiA*s Operating Company
                 dELiA*s Properties Inc.
                 dELiA*s Retail Company
                 Screeem! Inc.
                 Storybook Inc.
                 TSI Soccer Corporation
                 TSI Retail Company